Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Peter Rendall 401-847-3327 prendall@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports Third Quarter 2015 Results

•	Subscription-based service revenue represented 61% of total revenue in Q3, up from 58% a year ago
MIDDLETOWN, RI, November 3, 2015 -- KVH Industries, Inc., (Nasdaq: KVHI) reported financial results for the third quarter ended September 30, 2015 today. Revenue for the third quarter of 2015 was $44.5 million, up 1% from the quarter ended September 30, 2014. A net loss for the period of $0.5 million, or $0.03 per share, was reported. Non-GAAP net income of $1.8 million, or $0.12 per diluted share, was also reported. The company will hold a conference call to discuss these results at 10:30 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Highlights

•	Subscription-based service revenue represented 61% of total revenue in Q3, up from 58% a year ago

•	Record training revenues drove our 6% year-over-year increase in content and service revenues

•	Although TACNAV revenues were down 44% year-over-year, strong TACNAV backlog is in place for deliveries scheduled to occur in the fourth quarter

•	Record fiber optic gyro IMU sales in Q3

•	Record 50% gross profit margins for services revenue
“Overall we reported solid results in the third quarter with both revenue and EPS coming in within our previous guidance range,” said Martin Kits van Heyningen, KVH’s chief executive officer. “We recorded record sales of our new IMU product line, which has been well accepted by our customers. Although we continued to see more vessels serving the offshore oil and gas services being laid up, other sectors, like commercial shipping and leisure, remained strong during the quarter. We’re expecting record revenue in the fourth quarter with strong sales of our TACNAV products based on the current backlog.”

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Financial Highlights (in millions, except per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GAAP Results
Revenue	$44.5	$44.3	$130.6	$122.2
Net (loss) income	$(0.5)	$0.2	$(1.8)	$(0.9)
Net (loss) income per diluted share	$(0.03)	$0.01	$(0.12)	$(0.06)

Non-GAAP Results
Non-GAAP net income	$1.8	$3.0	$4.9	$4.9
Non-GAAP net income per diluted share	$0.12	$0.20	$0.31	$0.32
Adjusted EBITDA	$4.2	$5.9	$11.5	$10.8
The adjustments reflected in our non-GAAP financial measures for periods in 2014 have changed from our previous presentation. For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
Third Quarter Financial Summary
Revenue was $44.5 million for the third quarter, up 1% compared to $44.3 million in the third quarter of 2014. Third quarter product revenues of $15.6 million were 7% lower than the prior year quarter, primarily driven by an expected decline in TACNAV revenues, which were down 44%. Service revenues in the third quarter were $28.8 million, an increase of 5% compared to the third quarter of 2014. Airtime service revenues, which include mini-VSAT Broadband airtime revenues, were up 5% year-over-year. Content and services revenues, which include our entertainment and e-Learning and safety content, were up 6% in the third quarter of 2015 compared to the third quarter of 2014, primarily driven by higher Videotel revenues.
For the third quarter, the net loss on a GAAP basis was $0.5 million, or $0.03 per share, while non-GAAP net income was $1.8 million or $0.12 per diluted share. We did experience a currency loss during the quarter that negatively impacted the current quarter EPS by two cents on both a GAAP and non-GAAP basis. During the same period last year, the company reported GAAP net income of $0.2 million, or $0.01 per diluted share, and non-GAAP net income of $3.0 million, or $0.20 per diluted share.
Non-GAAP adjusted EBITDA was $4.2 million for the third quarter of 2015 compared to $5.9 million in the prior year quarter. Included in non-GAAP adjusted EBITDA was $1.4 million and $1.5 million related to the amortization of intangible assets for the three months ended September 30, 2015 and 2014, respectively.
Nine Months Ended September 30 Financial Summary
For the nine months ended September 30, 2015, revenue was $130.6 million, up 7%, compared to $122.2 million for the nine months ended September 30, 2014. Product revenues for the 2015 nine-month period of $49.0 million were 12% lower than the comparable period last year, which was driven primarily by a 33% decline in guidance & stabilization product revenues year-over-year, most notably TACNAV product revenues. Service revenues for the 2015 nine-month period of $81.7 million were 23% higher than the comparable period last year. Airtime service revenues in the 2015 nine-month period increased 7% year-over-year while content and services revenues increased 57%, reflecting the acquisition of Videotel in July 2014.
The company reported a GAAP net loss of $1.8 million for the nine months ended September 30, 2015, or $0.12 per share. During the same period last year, the company recorded a GAAP net loss of $0.9 million, or $0.06 per share. The company recorded non-GAAP net income of $4.9 million, or $0.31 per diluted share, for the nine months ended September 30, 2015 compared to non-GAAP net income of $4.9 million, or $0.32 per diluted share, in the prior year period.

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Fourth Quarter 2015 Outlook
As we have previously guided, we expect to see a substantial increase in TACNAV revenues in the fourth quarter. At this point, all of the TACNAV in our guidance is in backlog for Q4 delivery.
A portion of our revenues and costs are denominated in pounds sterling, and there have recently been significant fluctuations in currency movements relative to the U.S. dollar throughout the year. Significant changes to currency exchange rates, particularly between the U.S. dollar and pounds sterling, may have a material impact on our earnings. Our guidance for the fourth quarter is as follows:

•	Revenue for the fourth quarter is projected to be in the range of $52 million to $56 million.

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For the fourth quarter, GAAP net income per diluted share is expected to be in the range of $0.23 to $0.28. Non-GAAP net income per diluted share is expected to be in the range of $0.38 to $0.43. Non-GAAP adjusted EBITDA is projected to be in the range of $10.5 million to $12.0 million.

Other Recent Announcements

•
We announced that Seaspan, a leading independent owner, operator and manager of container ships, selected our mini-VSAT Broadband service and IP-MobileCast content delivery service for 18 of its newest vessels. Seaspan’s fleet already utilize KVH services, including Videotel maritime training and KVH Media Group news and movie services.

•	We were selected by Italian shipbuilder, Monte Carlo Yachts, as its preferred supplier of satellite television antenna systems for its flagship 105-foot megayacht.

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We launched mini-VSAT Broadband 2.0, our second generation mini-VSAT Broadband solution which has been designed to deliver data at higher network speeds, lower price points than previous plans, together with a new suite of tools and support options to optimize the service.

•
We announced that we won three product awards from the National Marine Electronics Association for 2015. The three products that won were the TracPhone V3-IP, the TracVision TV3, and the TracVision TV-series app.

Please review the corresponding press releases for more details regarding these developments.
Conference Call Details
KVH Industries will host a conference call today at 10:30 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.
Non-GAAP Financial Measures
We are providing non-GAAP financial information, including non-GAAP net income (loss), non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, as a supplement to the condensed financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. KVH believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting, and analyzing future periods. KVH believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics used in making operating decisions and because its investors and analysts use them to help assess the health of its business.

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Some limitations of non-GAAP adjusted EBITDA, non-GAAP net income (loss), and non-GAAP diluted EPS, include the following:

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Non-GAAP adjusted EBITDA represents net income (loss) before interest income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses, and adjustments resulting from the application of purchase accounting in connection with acquisitions

•
Non-GAAP net income (loss) and diluted EPS exclude acquisition-related expenses, adjustments resulting from the application of purchase accounting in connection with acquisitions, adjustments related to stock-based compensation and intangible amortization, all net of tax, and also excludes any discrete tax items

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.
Because of these limitations, investors should consider these non-GAAP financial measures together with other financial performance measures, including net income (loss), diluted net income (loss) per share, and KVH’s other financial results presented in accordance with GAAP. See the GAAP to Non-GAAP reconciliations below for further details.
About KVH Industries, Inc.
KVH Industries is a leading manufacturer of solutions that provide global high-speed Internet, television, and voice services via satellite to mobile users at sea and on land and is a leading news, music, entertainment, and training content provider to many industries including maritime, retail, and leisure. KVH Industries is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial guidance and stabilization applications. KVH is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL. The company’s global presence includes offices in Belgium, Brazil, Cyprus, Denmark, Hong Kong, Japan, the Netherlands, Norway, Singapore, and the United Kingdom.

This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, our anticipated revenue sales pipeline, backlog, competitive positioning, profitability, and product orders. The actual results could differ materially from the statements made in this press release. Factors that might cause these differences include, but are not limited to: continued substantial fluctuations in military sales, including to foreign customers; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; continued adverse impacts of currency fluctuations; the impact of extended economic weakness on the sale and use of motor vehicles and marine vessels; the need to increase sales of the TracPhone V-IP series products and related services to improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; unanticipated declines or changes in customer demand, due to economic, seasonal, and other factors, including new pricing models, particularly with respect to the TracPhone V-IP series; recent increases in airtime termination rates and lower unit sales in our mobile business; increased price and service competition in the mobile communications market; potential reduced sales to companies in or dependent upon the oil industry as a result of declining oil prices; exposure for potential intellectual property infringement; potential litigation expenses; fluctuations in interest rates; potential changes in tax and accounting requirements or assessments, including management’s assessment of the probability and effect of future events; stock price volatility; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in KVH’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 10, 2015. Copies are available through its Investor Relations department and website, http://investors.kvh.com. KVH does not assume any obligation to update its forward-looking statements to reflect new information and developments.
KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including the following marks: KVH, KVH logo, Azimuth, TracVision, TracPhone, Tri-Americas, CommBox, TACNAV, IP-MobileCast, Videotel, Sailcomp, mini-VSAT Broadband and the mini-VSAT Broadband logo, E·Core, Crewtoo, Muzo, and the banded, dome-shaped housing of its satellite antennas. Other trademarks are the property of their respective companies.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Sales:
Product	$15,622	$16,862	$48,954	$55,867
Service	28,833	27,388	81,661	66,290
Net sales	44,455	44,250	130,615	122,157
Costs and expenses:
Costs of product sales	10,275	10,769	32,777	34,179
Costs of service sales	14,454	14,679	41,407	37,098
Research and development	3,472	3,283	10,704	10,832
Sales, marketing and support	7,889	8,105	24,251	23,252
General and administrative	8,159	6,898	23,436	17,300
Total costs and expenses	44,249	43,734	132,575	122,661
Income (loss) from operations	206	516	(1,960)	(504)
Interest income	129	166	421	581
Interest expense	363	493	1,097	870
Other (expense) income, net	(382)	(156)	654	(70)
(Loss) income before income tax expense (benefit)	(410)	33	(1,982)	(863)
Income tax expense (benefit)	53	(118)	(134)	54
Net (loss) income	$(463)	$151	$(1,848)	$(917)
Net (loss) income per common share:
Basic and diluted	$(0.03)	$0.01	$(0.12)	$(0.06)
Weighted average number of common shares outstanding:
Basic	15,661	15,456	15,608	15,396
Diluted	15,661	15,586	15,608	15,396

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Cash, cash equivalents and marketable securities	$50,222	$49,802
Accounts receivable, net	38,118	39,936
Inventories	21,193	17,424
Other current assets	5,214	2,953
Deferred income taxes	2,787	2,772
Total current assets	117,534	112,887
Property and equipment, net	41,323	41,696
Goodwill	37,520	40,454
Intangible assets, net	28,734	33,641
Other non-current assets	3,331	4,469
Non-current deferred income taxes	2,650	2,690
Total assets	$231,092	$235,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$36,587	$33,708
Deferred revenue	8,035	7,791
Current portion of long-term debt	6,219	6,188
Total current liabilities	50,841	47,687
Other long-term liabilities	1,374	1,459
Non-current deferred tax liability	5,484	5,464
Long-term debt, excluding current portion	60,019	64,687
Stockholders' equity	113,374	116,540
Total liabilities and stockholders' equity	$231,092	$235,837

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET INCOME
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net (loss) income - GAAP	$(463)	$151	$(1,848)	$(917)

Discrete tax expense (benefit), net (a)	64	(299)	79	23
Stock-based compensation expense, net of tax	632	494	1,869	1,749
Transaction costs related to business acquisition, net of tax (b)	—	765	—	1,195
Acquisition-related revenue adjustments, net of tax	—	419	—	419
Acquisition-related compensation	194	—	581	—
Amortization of intangibles	1,409	1,512	4,170	2,441

Net income - Non-GAAP	$1,836	$3,042	$4,851	$4,910

Net income per common share - Non-GAAP:
Basic and diluted	$0.12	$0.20	$0.31	$0.32

Note - The impact of the change in the deferred income tax asset valuation allowance on the number of diluted shares outstanding did not alter the diluted net income per common share result presented for both periods. As a result, the inconsequential impact to the diluted share number has not been included.
(a) For the three and nine months ended September 30, 2015, represents a change in the valuation allowance on a state research and development tax credit, uncertain tax position adjustments, and an adjustment to the provision as a result of the filing of the 2014 tax return. For the three and nine months ended September 30, 2014, represents a change in the valuation allowance on a state research and development tax credit, and an adjustment to the provision as a result of the filing of the 2013 tax return.
(b) For the three and nine months ended September 30, 2014, represents the transaction cost related to the acquisition of Super Dragon Limited and Videotel Marine Asia Limited, which closed July 2, 2014.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP net (loss) income	$(463)	$151	$(1,848)	$(917)
Income tax expense (benefit)	53	(118)	(134)	54
Interest expense (income), net	234	327	676	289
Depreciation and amortization (a)	3,195	3,264	9,427	6,674

Non-GAAP EBITDA	3,019	3,624	8,121	6,100
Stock-based compensation expense	958	925	2,832	2,827
Transaction costs related to business acquisition	—	765	—	1,228
Acquisition-related revenue adjustments	—	635	—	635
Acquisition-related compensation	194	—	581	—

Non-GAAP adjusted EBITDA	$4,171	$5,949	$11,534	$10,790

(a) Includes amortization of intangible assets resulting from acquisitions.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP ADJUSTED EBITDA GUIDANCE
(in millions, unaudited)

	Fourth Quarter	Full Year
	Fiscal 2015 (Projected)	Fiscal 2015 (Projected)

GAAP net income	$3.6 - $4.5	$1.8 - $2.7

Estimated income tax expense	$2.4 - $3.0	$2.3 - $2.9
Estimated interest expense (income), net	$0.2	$0.8
Estimated depreciation and amortization (a)	$3.2	$12.6
Estimated stock-based compensation expense	$0.9	$3.7
Acquisition-related compensation	$0.2	$0.8

Non-GAAP adjusted EBITDA	$10.5 - $12.0	$22.0 - $23.5

(a) Reflects amortization of intangible assets resulting from acquisitions and depreciation of fixed assets.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP EPS GUIDANCE
(unaudited)

	Fourth Quarter	Full Year
	Fiscal 2015 (Projected)	Fiscal 2015 (Projected)

Net income per common share	$0.23 - $0.28	$0.11 - $0.16

Estimated amortization (a)	$0.09	$0.36
Estimated stock-based compensation expense, net of tax	$0.05	$0.15
Acquisition-related compensation	$0.01	$0.05

Non-GAAP net income per common share	$0.38 - $0.43	$0.67 - $0.72

(a) Includes amortization of intangible assets resulting from acquisitions.

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